Exhibit 99.1

February 27, 2018
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME AND INCREASES IN NET SALES AND OPERATING INCOME FOR THE FIRST QUARTER OF FISCAL 2018;
FULL FISCAL YEAR 2018 GROWTH ESTIMATES RAISED IN NET SALES, NET INCOME AND CASH FLOW

First Quarter of Fiscal 2018 Net Income up 59% on Operating Income Increase of 23% and Net Sales Increase of 18%

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported that net income increased 59% to a record $65.2 million, or 60 cents per diluted share, in the first quarter of fiscal 2018, up from $40.9 million, or 38 cents per diluted share, in the first quarter of fiscal 2017.

Operating income increased 23% to $79.6 million in the first quarter of fiscal 2018, up from $64.6 million in the first quarter of fiscal 2017. The Company's consolidated operating margin improved to 19.7% in the first quarter of fiscal 2018, up from 18.8% in the first quarter of fiscal 2017.

In the first quarter of fiscal 2018, the United States (U.S.) government enacted significant changes to existing tax law, including a reduction in the U.S. corporate tax rate. The Company’s first quarter of fiscal 2018 effective tax rate was 4.7%, down from 26.6% in the first quarter of fiscal 2017. Net income was favorably impacted by approximately $16.5 million, or 15 cents per diluted earnings per share, as a result of the lower federal tax rate and is inclusive of approximately $11.9 million, or 11 cents per diluted earnings per share, as a result of one-time tax benefits principally due to the remeasurement of the Company's net deferred tax liabilities.

All share and per share information has been adjusted retrospectively to reflect 5-for-4 stock splits distributed by the Company in April 2017 and January 2018.

Net sales increased 18% to $404.4 million in the first quarter of fiscal 2018, up from $343.4 million in the first quarter of fiscal 2017.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "We are pleased to report strong first quarter year-over-year increases in net sales and operating income within both our Electronic Technologies Group and Flight Support Group. These results principally reflect the excellent performance of our well-managed and profitable fiscal 2017 and 2018 acquisitions, as well as consolidated organic growth of 5%.

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Our total debt to shareholders' equity ratio decreased to 50.3% as of January 31, 2018, down from 54.0% as of October 31, 2017. Our net debt (total debt less cash and cash equivalents) of $603.3 million as of January 31, 2018 to shareholders’ equity ratio decreased to 45.4% as of January 31, 2018, down from 49.8% as of October 31, 2017. Our net debt to EBITDA ratio was 1.54x as of January 31, 2018 compared to 1.67x as of October 31, 2017. During fiscal 2018, we have successfully completed two acquisitions and we have completed five acquisitions over the past year. We have no significant debt maturities until fiscal 2023 and plan to utilize our financial flexibility to aggressively pursue high quality acquisitions to accelerate growth and maximize shareholder returns.

Cash flow provided by operating activities remained strong, totaling $45.0 million in the first quarter of fiscal 2018. We continue to forecast record cash flow from operations for fiscal 2018.

As we look ahead to the remainder of fiscal 2018, we anticipate continued net sales growth within the Flight Support Group's commercial aviation and defense product lines.  We also anticipate growth within the Electronic Technologies Group, principally driven by demand for the majority of our products.  During the remainder of fiscal 2018, we will continue our commitments to developing new products and services, further market penetration, and an aggressive acquisition strategy, while maintaining our financial strength and flexibility.

Based on our current economic visibility, we are increasing our estimated consolidated fiscal 2018 year-over-year growth in net sales to 12% - 14% and in net income to 30% - 32%, up from prior growth estimates in net sales and net income of 10% - 12%. The increased net income guidance reflects the impact of a lower federal income tax rate and the continued improvements in our consolidated operating results. Additionally, we now anticipate our consolidated operating margin to approximate 20% - 21%, up from our prior estimate of 20%, and cash flow from operations to approximate $310 million, up from our prior estimate of $290 million. Further, we continue to anticipate depreciation and amortization expense to approximate $75 million and capital expenditures to approximate $50 million. These estimates include our recent acquisition of Sensor Technology Engineering, Inc., but exclude additional acquired businesses, if any."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's first quarter results stating, "Our year-over-year net sales and operating income increase in the first quarter of fiscal 2018 was driven by recent acquisitions and continued organic growth within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's net sales increased 15% to $254.7 million in the first quarter of fiscal 2018, up from $220.9 million in the first quarter of fiscal 2017. The increase is attributable to the impact from our recent profitable acquisitions as well as 4% organic growth. The organic growth in the Flight Support Group mainly reflects higher demand and new product offerings within our aftermarket replacement parts, as well as repair and overhaul parts and services product lines, partially offset by lower demand for certain defense components within our specialty products product line. Excluding the net sales decrease in our specialty products

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product line, the Flight Support Group experienced 6% organic growth in the first quarter of fiscal 2018, principally in our aftermarket replacement parts product line.

The Flight Support Group's operating income increased 11% to $45.9 million in the first quarter of fiscal 2018, up from $41.4 million in the first quarter of fiscal 2017. The increase principally reflects the previously mentioned net sales growth partially offset by higher performance-based compensation expense and an increase in intangible asset amortization expense mainly resulting from the fiscal 2017 acquisitions.

The Flight Support Group's operating margin was 18.0% and 18.7% in the first quarters of fiscal 2018 and 2017, respectively. The decrease principally reflects the previously mentioned higher performance-based compensation expense and increase in intangible asset amortization expense.

With respect to the remainder of fiscal 2018, we continue to estimate full year net sales growth of approximately 10% over the prior year and the full year Flight Support Group operating margin to approximate 18.0% - 18.5%. Further, we continue to estimate that approximately half our fiscal 2018 net sales growth will be generated organically. These estimates exclude additional acquired businesses, if any.”

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "Our strong performance was driven principally by the impact of recent acquisitions, as well as continued favorable organic growth.

The Electronic Technologies Group's net sales increased 23% to $155.7 million in the first quarter of fiscal 2018, up from $126.2 million in the first quarter of fiscal 2017. The increase resulted from the contribution by our profitable fiscal 2017 and 2018 acquisitions, as well as 6% organic growth, principally from increased demand for our space and defense products.

The Electronic Technologies Group's operating income increased 49% to $43.2 million in the first quarter of fiscal 2018, up from $29.1 million in the first quarter of fiscal 2017. The increase principally reflects the previously mentioned net sales growth and an improved gross profit margin impact mainly attributed to higher net sales and a more favorable product mix for certain defense products.

The Electronic Technologies Group's operating margin improved to 27.8% in the first quarter of fiscal 2018, up from 23.1% in the first quarter of fiscal 2017. The increase is principally attributed to the previously mentioned improved gross profit margin.

With respect to the remainder of fiscal 2018, we now estimate full year net sales growth of approximately 15% - 17% over the prior year, up from the prior estimate of 12%, and anticipate the full year Electronic Technologies Group's operating margin to approximate 27% - 28%, up from the prior estimate of 27%.  Further, we estimate the Electronic Technologies Group’s organic net sales growth rate to be in the mid- to high-single digits. These estimates include the

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recently announced acquisition of Sensor Technology Engineering, Inc., but exclude additional acquired businesses, if any.”

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 63.5 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 42.2 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Wednesday, February 28, 2018 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 4496699. A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 4496699.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers.  For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs

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and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2018		2017
Net sales	$404,410		$343,432
Cost of sales	249,619		218,015
Selling, general and administrative expenses	75,231		60,867
Operating income	79,560		64,550
Interest expense	(4,725)		(1,969)
Other income	360		484
Income before income taxes and noncontrolling interests	75,195		63,065
Income tax expense	3,500	(b)	16,800
Net income from consolidated operations	71,695		46,265
Less: Net income attributable to noncontrolling interests	6,543		5,338
Net income attributable to HEICO	$65,152	(b)	$40,927

Net income per share attributable to HEICO shareholders: (a)
Basic	$.62	(b)	$.39
Diluted	$.60	(b)	$.38

Weighted average number of common shares outstanding: (a)
Basic	105,639		105,178
Diluted	109,112		108,005

	Three Months Ended January 31,
	2018		2017
Operating segment information:
Net sales:
Flight Support Group	$254,721		$220,901
Electronic Technologies Group	155,658		126,165
Intersegment sales	(5,969)		(3,634)
	$404,410		$343,432

Operating income:
Flight Support Group	$45,869		$41,363
Electronic Technologies Group	43,220		29,084
Other, primarily corporate	(9,529)		(5,897)
	$79,560		$64,550

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)	All share and per share information has been adjusted retrospectively to reflect 5-for-4 stock splits effected in April 2017 and January 2018.

(b)
In the first quarter of fiscal 2018, the United States (U.S.) government enacted significant changes to existing tax law resulting in the Company recording a provisional discrete tax benefit from remeasuring its U.S. federal net deferred tax liabilities partially offset by a provisional discrete tax expense related to a one-time transition tax on the unremitted earnings of the Company's foreign subsidiaries. The net impact of these provisional amounts increased net income attributable to HEICO by $11.9 million, or $.11 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2018	October 31, 2017
Cash and cash equivalents	$65,688	$52,066
Accounts receivable, net	210,278	222,456
Inventories, net	367,395	343,628
Prepaid expenses and other current assets	19,071	13,742
Total current assets	662,432	631,892
Property, plant and equipment, net	133,115	129,883
Goodwill	1,090,864	1,081,306
Intangible assets, net	530,987	538,081
Other assets	153,044	131,269
Total assets	$2,570,442	$2,512,431

Current maturities of long-term debt	$485	$451
Other current liabilities	228,571	248,986
Total current liabilities	229,056	249,437
Long-term debt, net of current maturities	668,527	673,528
Deferred income taxes	42,526	59,026
Other long-term liabilities	167,964	151,025
Total liabilities	1,108,073	1,133,016
Redeemable noncontrolling interests	132,355	131,123
Shareholders’ equity	1,330,014	1,248,292
Total liabilities and equity	$2,570,442	$2,512,431

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended January 31,
	2018	2017
Operating Activities:
Net income from consolidated operations	$71,695	$46,265
Depreciation and amortization	19,024	15,248
Employer contributions to HEICO Savings and Investment Plan	1,860	1,714
Share-based compensation expense	2,168	1,451
(Decrease) increase in accrued contingent consideration	(3,195)	537
Foreign currency transaction adjustments, net	75	(956)
Deferred income tax benefit	(17,292)	(346)
Decrease in accounts receivable	14,463	25,998
Increase in inventories	(18,301)	(14,989)
Decrease in current liabilities, net	(20,581)	(18,000)
Other	(4,911)	(947)
Net cash provided by operating activities	45,005	55,975

Investing Activities:
Capital expenditures	(7,577)	(6,422)
Acquisitions, net of cash acquired	(6,126)	—
Other	(2,790)	419
Net cash used in investing activities	(16,493)	(6,003)

Financing Activities:
Payments on revolving credit facility	(5,000)	(40,000)
Cash dividends paid	(7,395)	(6,059)
Revolving credit facility issuance costs	(4,067)	—
Distributions to noncontrolling interests	(1,882)	(1,986)
Payment of contingent consideration	(300)	—
Proceeds from stock option exercises	1,425	1,230
Other	(114)	(108)
Net cash used in financing activities	(17,333)	(46,923)

Effect of exchange rate changes on cash	2,443	(99)

Net increase in cash and cash equivalents	13,622	2,950
Cash and cash equivalents at beginning of year	52,066	42,955
Cash and cash equivalents at end of period	$65,688	$45,905